UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2023

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
The information contained in Item 3.02 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities
As previously disclosed, on April 11, 2023 (the “Petition Date”), National CineMedia, LLC (“NCM LLC”), the operating company for National CineMedia, Inc. (“NCM, Inc.” or the “Company”), filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the Bankruptcy Code. The Chapter 11 case is being administered under the caption In re: National CineMedia, LLC, Case No. 23-90291.
On May 12, 2023, NCM LLC filed the solicitation versions of the First Amended Plan of Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 249] and the Amended Disclosure Statement for First Amended Chapter 11 Plan of Reorganization of National CineMedia, LLC [Docket No. 250] (the “Disclosure Statement”). On June 25, 2023, NCM LLC filed the Modified First Amended Plan of Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 428] (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Plan”). A copy of the Plan is attached as Exhibit 99.1 to the Current Report on Form 8-K of the Company filed June 27, 2023 and is incorporated by reference. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Plan.
In connection with the completion of NCM LLC’s restructuring and emergence from Chapter 11, the Company must increase the number of available shares of NCM, Inc.’s Common Stock (whether through an increase in authorized shares, a reverse stock split, or otherwise), and the Plan contemplates that such increase will be authorized by a vote of the Company’s common stockholders (the “Increased Share Authorization Event”). On or after the Confirmation Date, NCM, Inc. was required to issue a number of shares of NCM, Inc. Series A Preferred stock (the “Preferred Shares”) to Omni Agent Solutions, Inc., in its capacity as Nominee (as such term as defined in the Nominee Agreement Order, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference), which Preferred Shares, following the entry of the Confirmation Order, shall entitle such holders of the Preferred Shares to exercise voting rights equal to the number of votes attributable to the New NCM Common Units that will be issued to the holders of Secured Debt Claims upon the Effective Date of the Plan (as if such units were exchanged for shares of NCM, Inc. Common Stock on a one-to-one basis), based on such Holders’ pro rata portion of the total aggregate Secured Debt Claims (including Secured Debt Claims held by Holders who do not vote in favor of the Plan). On June 28, 2023, NCM, Inc. issued 5,000,000 Preferred Shares to Omni. In accordance with the Plan and the completed ballots returned by holders of Secured Debt Claims, the Nominee is directed to vote the Preferred Shares in favor of the Increased Share Authorization Event based upon the affirmative votes on the Plan received from holders of Secured Debt Claims. At the Effective Date of the Plan, Omni will return the Preferred Shares for cancellation.
The Confirmation Order and Plan provide that the issuance of the Preferred Shares is exempt from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code.

Item 3.03	Material Modifications to Rights of Security Holders
The information contained in Item 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 27, 2023, the Company filed a Certificate of Designation for the Company’s Series A Preferred Stock with the Secretary of State (the “Certificate of Designation”). The following is only a summary of the Certificate of Designation, and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1to this Current Report on Form 8-K and is incorporated by reference.
Designation, Amount, and Par Value. The number of shares of Series A Preferred Stock designated is 5,000,000. The shares of Series A Preferred Stock have a par value of $0.01 per share.
Dividends and Economic Rights. The Series A Preferred Stock shall not be entitled to receive dividends and shall not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company.
Conversion. The Series A Preferred Stock will not be convertible or exchangeable for Common Stock.
Voting Rights. The holders of Series A Preferred Stock shall have the right to vote with the holders of shares of Common Stock, voting together as one class, with a number of votes per share of Series A Preferred Stock equal to 217.47 shares of common stock.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Designation Series A Preferred Stock, dated June 27, 2023.
10.1	Nominee Agreement Order, dated June 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: June 28, 2023	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer